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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia		22209-2307
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 412-5960

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

        On August 13, 2014, Vista Outdoor Inc. ("Vista Outdoor"), a wholly-owned subsidiary of Alliant Techsystems Inc. ("ATK"), filed an initial Form 10 registration statement with the U.S. Securities and Exchange Commission. The filing was made in connection with ATK's previously announced plan to spin-off its Sporting Group business through the distribution of all the shares of common stock of Vista Outdoor to ATK stockholders. Vista Outdoor's initial Form 10 registration statement includes audited financial statements of Vista Outdoor for the three years ended March 31, 2014 and Bushnell Group Holdings, Inc. ("Bushnell") for the ten months ended October 31, 2013 and the years ended December 31, 2012 and 2011 (the "Bushnell Financial Statements"). The Bushnell Financial Statements are attached hereto as Exhibit 99.1. Bushnell was acquired by ATK on November 1, 2013 and will be a subsidiary of Vista Outdoor after the spin-off is complete. In connection with preparing the Bushnell Financial Statements, ATK made adjustments to the financial information as previously consolidated into the financial statements of MidOcean Bushnell Holdings, L.P. for the year ended December 31, 2012, which MidOcean Bushnell Holdings, L.P. financial statements were previously filed by ATK on a Current Report on Form 8-K on November 4, 2013. See Note 2 to the Bushnell Financial Statements for a description of these adjustments for periods prior to ATK ownership of Bushnell, none of which ATK believes are material to ATK on a consolidated basis.

Item 9.01.    Financial Statements and Exhibits

(d)
The following items are filed as exhibits to this report:

23.1	Consent of Deloitte & Touche LLP
99.1	Bushnell financial statements for the ten months ended October 31, 2013 and the years ended December 31, 2012 and 2011.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By	/s/ SCOTT D. CHAPLIN
	Name:	Name: Scott D. Chaplin
	Title:	Senior Vice President, General Counsel Title: and Secretary

Date: August 13, 2014

 EXHIBIT INDEX

23.1	Consent of Deloitte & Touche LLP
99.1	Bushnell financial statements for the ten months ended October 31, 2013 and the years ended December 31, 2012 and 2011.

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  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX